Exhibit (g)(vii)


                         SUB-CUSTODY AGREEMENT

      AGREEMENT,  dated as of February 28, 2001, by and among  MARSHALL
FUNDS, INC., a Wisconsin corporation with its place of business located at 1000 North Water Street, Milwaukee, Wisconsin, on behalf of its investment portfolios listed on Exhibit 1, attached hereto and incorporated by reference, (the "Customer"), MARSHALL & ILSLEY TRUST COMPANY, a trust company bank organized and existing under the laws of the State of Wisconsin, (the "Custodian") and CUSTODIAL TRUST COMPANY, a bank organized and existing under the laws of the State of New Jersey (the "Sub-Custodian").
      WHEREAS, Custodian has entered into a custody agreement, dated April 26, 1993, with Customer for the safekeeping by Custodian of Customer's securities and other assets;
      WHEREAS, Customer is an open-end diversified management investment company registered under the 1940 Act;
      WHEREAS, Customer desires Custodian to retain and employ Sub-Custodian to act, and Sub-Custodian is willing to act, as depository and sub-custodian of certain securities of Customer, so that such securities may be loaned to a securities lending arrangement between Custodian, as agent of Customer and Bear, Stearns Securities Corp. ("BS Securities"), a registered broker-dealer and an affiliate of Sub-Custodian;
      NOW,  THEREFORE,  Custodian  and  Sub-Custodian  hereby  agree as follows:
                               ARTICLE I
                              DEFINITIONS
      Whenever used in this Agreement, the following terms, unless the context otherwise requires, shall have the following meanings:
      1.1 "Authorized Person" means any person authorized by Custodian to give Oral Instructions and Written Instructions on behalf of Custodian and identified, by name or by office, in Exhibit A hereto.
      1.2 "Board of Directors" means the Board of Directors of Customer or, when permitted under the 1940 Act, the Executive Committee thereof, if any.
      1.3 "Book Entry System" means a book-entry system maintained by a Federal Reserve Bank for securities of the United States government or of agencies or instrumentalities thereof (including government-sponsored enterprises).
      1.4 "Business Day" means any day on which banks in the State of New Jersey and New York are open for business.
      1.5 "Custody Account" means the account in the name of the Custodian, which is provided for in Section 3.2 below.
      1.6 "Domestic Securities Depository" means The Depository Trust Company and any other clearing agency registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which acts as a securities depository.
      1.7   "Eligible  Domestic  Bank"  means a bank as  defined in the
             ------------------------
1940 Act.
      1.8   "Master  Repurchase  Agreement" means the Master Repurchase
             -----------------------------
Agreement of even date herewith between Customer and Bear, Stearns & Co. Inc. ("Bear Stearns") as it may from time to time be amended.
      1.9 "Master Securities Loan Agreement" means the Master Securities Loan Agreement of even date herewith between Custodian as agent of Customer and BS Securities as it may from time to time be amended.
      1.10  "1940 Act" means the  Investment  Company  Act of 1940,  as
             --------
amended, and the rules and regulations thereunder.
      1.11 "Oral Instructions" means instructions orally transmitted to and accepted by Sub-Custodian which are (a) reasonably believed by Sub-Custodian to have been given by an Authorized Person, (b) recorded and kept among the records of Sub-Custodian made in the ordinary course of business, and (c) completed in accordance with Sub-Custodian's requirements from time to time as to content of instructions and their manner and timeliness of delivery by Custodian.
      1.12  "Proper  Instructions"  means Oral  Instructions or Written
             --------------------
Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by Custodian and Sub-Custodian.
      1.13  "Securities   Depository"  means  any  Domestic  Securities
             -----------------------
Depository or Foreign Securities Depository.
      1.14 "Written Instructions" means written communications received by Sub-Custodian that are (a) reasonably believed by Sub-Custodian to have been signed or sent by an Authorized Person,
(b) sent or transmitted by letter, facsimile, central processing unit connections, on-line terminal or magnetic tape, and (c) completed in accordance with Sub-Custodian's requirements from time to time as to content of instructions and their manner and timeliness of delivery by Custodian.

                              ARTICLE II
                     APPOINTMENT OF SUB-CUSTODIAN
      2.1 Appointment. Custodian hereby appoints Sub-Custodian the custodian of all such Securities and cash belonging to Customer, and held in those investment portfolios identified on Exhibit 1, as may be acceptable to Sub-Custodian and from time to time delivered to it by Custodian or others for the account of Customer.
      2.2 Acceptance. Sub-Custodian hereby accepts appointment as such sub-custodian and agrees to perform the duties thereof as hereinafter set forth.
                              ARTICLE III
             CUSTODY OF SECURITIES, CASH, AND OTHER ASSETS
             ---------------------------------------------
      3.1   Segregation.   All  securities  and  non-cash  property  of
            -----------
Customer in the possession of Sub-Custodian (other than securities maintained by Sub-Custodian with a sub-custodian appointed pursuant to this Agreement or in a Securities Depository or Book-Entry System) shall be physically segregated from other such securities and non-cash property in the possession of Sub-Custodian. All cash, securities and other non-cash property of Customer shall be identified as subject to this Agreement.
      3.2   Custody Account
            (a)   Sub-Custodian  shall open and  maintain  in its trust
department  a custody  account in the name of  Custodian  coupled  with the name of Customer, subject only to draft or order of Sub-Custodian, in which Sub-Custodian shall enter and carry all securities, funds and other assets of Customer which are delivered to Sub-Custodian and accepted by it.
            (b)   If  Sub-Custodian  at any time fails to  receive  any
of the documents referred to in Section 3.8(a) below, then, until such time as it receives such document, it shall not be obligated to receive any securities of Customer into the Sub-Custody Account and shall be entitled to return to Custodian any securities of Customer that it is holding.
      3.3   Securities  in  Physical  Form.   Sub-Custodian   may,  but
            ------------------------------
shall not be  obligated  to, hold  securities  that may be held only in physical form.
      3.4 Disclosure to Issuers of Securities. Sub-Custodian is authorized to disclose Custodian's name, address and securities positions in the Sub-Custody Account to the issuers of such securities when requested by them to do so.
      3.5 Appointment of Domestic Sub-Custodians. At any time and from time to time, Sub-Custodian in its discretion may appoint and employ any Eligible Domestic Bank as sub-custodian to held securities and other assets of Customer that are maintained in the United States and to carry out such other provisions of this Agreement as it may determine, provided, however, that the employment of any such sub-custodian shall be at Sub-Custodian's expense and shall not relieve Sub-Custodian of any of its obligations or liabilities under this Agreement.
      3.6 Appointment of Other Agents. Sub-Custodian may employ other suitable agents, which may include affiliates of Sub-Custodian such as Bear Stearns or BS Securities, both of which are securities broker-dealers, provided, however, that Sub-Custodian shall not employ either of such affiliates to hold any collateral pledged to Customer, or purchased by Customer, under any securities loan agreement or repurchase agreement (whether now or hereafter in effect) between Customer, on the one hand, and such affiliate on the other hand. The appointment of any agent pursuant to this Section
3.6 shall not relieve Sub-Custodian of any of its obligations or liabilities under this Agreement.
      3.7 Delivery of Assets to Sub-Custodian. Sub-Custodian shall not be responsible for any securities or other assets owned by Customer until actually received by it.
      3.8 Domestic Securities Depositories and Book-Entry Systems. Sub-Custodian and any sub-custodian appointed pursuant to Section 3.5 above may deposit and/or maintain securities of Customer in a Domestic Securities Depository or in a Book-Entry System, subject to the following provisions:
            (a)   Prior to a deposit of  securities  of Customer in any
Domestic Securities Depository or Book-Entry System, Custodian shall deliver to Sub-Custodian a resolution of the Board of Directors of Customer, certified by an officer of Customer, authorizing and instructing Custodian (and any sub-custodian employed by it) on an on-going basis to deposit in such Domestic Securities Depository or Book-Entry System all securities eligible for deposit therein and to make use of such Domestic Securities Depository or Book-Entry System to the extent possible and practical in connection with the performance of its obligations under custody or sub-custody agreements for securities belonging to Customer, including, without limitation, in connection with loans of securities and deliveries and returns of collateral consisting of securities.
            (b)   Securities  of Customer  kept in a Book-Entry  System
or Domestic Securities Depository shall be kept in an account ("Depository Account") of Sub-Custodian (or of any sub-custodian appointed pursuant to Section 3.5 above) in such Book-Entry System or Domestic Securities Depository which includes only assets held by Sub-Custodian (or such sub-custodian) as a fiduciary, custodian or otherwise for customers.
            (c)   The  records  of   Sub-Custodian   with   respect  to
securities of Customer maintained in a Book-Entry System or Domestic Securities Depository shall at all times identify such securities belonging to Custodian for the account of Customer.
            (d)   Sub-Custodian  shall  provide  Custodian  with copies
of any report obtained by Sub-Custodian (or by any sub-custodian appointed pursuant to Section 3.5 above) from a Book-Entry System or Domestic Securities Depository in which securities of Customer are kept on the internal accounting controls and procedures for safeguarding securities deposited in such Book-Entry System or Domestic Securities Depository.
            (e)   At its  election,  Custodian  shall be  subrogated to
the rights of Sub-Custodian (or of any sub-custodian appointed pursuant to Section 3.5 above) with respect to any claim against a Book-Entry System or Domestic Securities Depository or any other person for any loss or damage to Customer or Custodian arising from the use of such Book-Entry System or Domestic Securities Depository, if and to the extent that Customer or Custodian has not been made whole for any such loss or damage.
      3.9 Relationship with Securities Depositories. No Book-Entry System, Securities Depository, or other securities depository or clearing agency (whether foreign or domestic) which it is or may become standard market practice of use for the comparison and settlement of trades in securities shall be an agent or sub-contractor of Sub-Custodian for purposes of Section 3.6 above or otherwise.
      3.10 Limitation on Receive and Deliver Obligations. Sub-Custodian shall be obliged to receive and deliver securities, cash and other assets into or from the Account only as may be required in connection with or pursuant to the Securities Loan Agreement or the Master Repurchase Agreement and shall not otherwise be required to make or receive from or into the Account transfers of cash, or deliveries of securities or other assets against payment, or, generally, to clear and settle securities transactions for Custodian or Customer in the Account. In the case of securities and other assets maintained outside the United States, Custodian and any sub-custodian appointed pursuant to this Agreement may receive and deliver such securities or other assets in accordance with the laws, regulations, customs, procedures and practices applicable in the relevant local market outside the United States.
      3.11  Collection of Income and Other Payments.
            ---------------------------------------
            (a)   Sub-Custodian   shall  receive  in  the  Account  any
money or property, including without limitation and dividends, payments of principal or other distributions or payments, on account of securities in the Account. Sub-Custodian shall promptly notify Custodian whenever any money or property due and payable from or on account of any such securities is not timely received by it. Sub-Custodian shall not, however, be required to enforce collection, by legal means or otherwise, of any such money or other property not paid when due, but shall receive the proceeds of such collections as may be effected by it or its agents in the ordinary courts of its custody and safekeeping business or of the custody and safekeeping business of such agents.
            (b)   Sub-Custodian   shall   not   be   liable   for,   or
considered to be custodian of, any cash belonging to Custodian or any money represented by a check, draft or other instrument for the payment of money, until Sub-Custodian or its agents actually receive such cash or collect on such instrument.
            (c)   In  its  sole  discretion  and  from  time  to  time,
Sub-Custodian may credit the Account, prior to actual receipt of final payment thereof, with (i) proceeds from the redemption of securities or other assets in the Account, and (ii) income from cash, securities or other assets in the Account. Any such credit shall be conditional upon actual receipt by Sub-Custodian of final payment and may be reversed if final payment is not actually received in full; provided that, in the event of any reversal in excess of $100,000, Sub-Custodian will provide Custodian with prior notice of the reversal. Sub-Custodian may, in its sole discretion and from time to time, permit Custodian to use funds so credited to the Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by Sub-Custodian at any time prior to the actual receipt by it of all final payments in anticipation of which funds were credited to the Account.
            (d)   For  purposes  of  this  Agreement,  "final  payment"
means payment in funds which are (or have become) immediately available, under applicable law are irreversible, and are not subject to any security interest, levy, lien or other encumbrance.
      3.12 Registration and Transfer of Securities. All securities held by Customer that are issuable only in bearer form shall be held by Sub-Custodian in that form, provided that any such securities shall  be held in a  Securities  Depository  or  Book-Entry  System  if
eligible therefore. All other securities and all other assets held for Customer may be registered in the name of (a) Sub-Custodian as agent, (b) any sub-custodian appointed pursuant to this Agreement,
(c) any Securities Depository, or (d) any nominee or agent of any of them. Custodian shall furnish to Sub-Custodian appropriate instruments to enable Sub-Custodian to hold or deliver in proper form for transfer, or to register as in this Section 3.12 provided, any securities  or  other  assets  delivered  to  Sub-Custodian  which  are registered  in  the  name  of  Customer,  Custodian  or  a  nominee  of
Custodian.
      3.13 Records. (a) Sub-Custodian shall maintain complete and accurate records with respect to securities, funds and other assets held for Customer, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of securities and all receipts and disbursements of funds; (ii) ledgers (or other records) reflecting
(A) securities in transfer, if any, (B) securities in physical possession, (C) monies and securities borrowed and monies and securities loaned (together with a record of the collateral therefore and substitutions of such collateral), (D) dividends and interest received,  and (E)  dividends  receivable  and  interest  accrued;  and
(iii) cancelled checks and bank records related thereto. Sub-Custodian shall keep such other books and records with respect to securities, funds and other assets of Customer which are held hereunder as Custodian may reasonably request.
            (b)   All   such   books   and   records    maintained   by
Sub-Custodian   shall  (i)  be  maintained  in  a  form  acceptable  to
Custodian and in compliance with rules and regulations of the Securities and Exchange Commission, (ii) be the property of Customer and at all times during the regular business hours of Sub-Custodian be made available upon request for inspection by duly authorized officers, employees or agents of Custodian or Customer and employees or agents of the Securities and Exchange Commission, and (iii) if required to be maintained under the 1940 Act, be preserved for the periods prescribed therein.
      3.14 Account Reports by Sub-Custodian. Sub-Custodian shall furnish Custodian with a daily activity statement, including a summary of all transfers to or from the Sub-Custody Account (in the case of securities and other assets maintained in the United States, on the day following such transfers). At least monthly and from time to time, Sub-Custodian shall furnish Custodian with a detailed statement of the securities, funds and other assets held for Customer under this Agreement.
      3.15 Other Reports by Sub-Custodian. Sub-Custodian shall provide Custodian with such reports as Custodian may reasonably request from time to time on the internal accounting controls and procedures for safeguarding securities which are employed by Sub-Custodian or any sub-custodian appointed pursuant to this Agreement.
      3.16 Proxies and Other Materials. (a) Unless otherwise instructed by Custodian, Sub-Custodian shall promptly deliver to Custodian all notices of meetings, proxies and proxy materials which it receives regarding securities held in the Custody Account. Before delivery them to Custodian, Sub-Custodian shall cause all proxies relating to such securities which are not registered in the name of
Customer to be promptly executed by the registered holder of such securities, without indication of the manner in which such proxies are to be voted. Unless otherwise instructed by Custodian, neither Sub-Custodian nor any of its agents shall exercise any voting rights with respect to securities held hereunder.
            (b)   Unless    otherwise    instructed    by    Custodian,
Sub-Custodian shall promptly transmit to Custodian all other written information received by Sub-Custodian from issuers of securities held in the Custody Account. With respect to tender or exchange offers for such securities, Sub-Custodian shall promptly transmit to Custodian all written information received by Sub-Custodian from the issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If Customer desires to take action with respect to any tender offer, exchange offer or other similar transaction, Custodian shall notify Sub-Custodian (i) in the case of securities maintained outside the United States, such number of Business Days prior to the date on which Sub-Custodian is to take such action as will allow Sub-Custodian to take such action in the relevant local market for such securities in a timely fashion, and (ii) in the case of all other securities, at least five Business Days prior to the date on which Sub-Custodian is to take such action.
      3.17 Co-operation. Sub-Custodian shall cooperate with and supply necessary information to the entity or entities appointed by Customer to keep the books of account of Customer and/or to compute the value of the assets of Customer.
                              ARTICLE IV
                CERTAIN SECURITIES LENDING TRANSACTIONS
                ---------------------------------------
      4.1   Transactions.  If and  to the  extent  that  the  necessary
            ------------
funds and securities have been entrusted to it under this Agreement, and subject to Sub-Custodian's right to foreclose upon and liquidate collateral pledged to it pursuant to Section 7.3 below, Sub-Custodian, as agent of Custodian, shall from time to time (and unless Custodian gives it Proper Instructions to do otherwise) make for the account of Custodian the transfers of funds and deliveries of securities which Customer is required to make pursuant to the Master Securities Loan Agreement and shall receive for the account of Custodian the transfers of funds and deliveries of securities which the borrower under the Master Securities Loan Agreement is required to make pursuant thereto. Sub-Custodian shall make and receive all such transfers and deliveries pursuant to, and subject to the terms and conditions of, the Master Securities Loan Agreement.
      4.2 Collateral. Sub-Custodian shall daily mark to market, in the manner provided for in the Master Securities Loan Agreement, all loans of securities which may from time to time be outstanding thereunder.
      4.3 Defaults. Sub-Custodian shall promptly notify Custodian of any default under the Master Securities Loan Agreement (as such term "default" is defined therein) of which it has actual knowledge.
      4.4 Master Securities Loan Agreement. Sub-Custodian hereby acknowledges its receipt from Custodian of a copy of the Master Securities Loan Agreement. Custodian shall provide Sub-Custodian, prior to the effectiveness thereof, with a copy of any amendment to the Master Securities Loan Agreement.
                               ARTICLE V
                    CERTAIN REPURCHASE TRANSACTIONS
                    -------------------------------
      5.1   Transactions.  If and  to the  extent  that  the  necessary
            ------------
funds and securities have been entrusted to it under this Agreement, and subject to Sub-Custodian's right to foreclose upon and liquidate collateral pledged to it pursuant to Section 7.3 below, Sub-Custodian, as agent of Custodian, shall from time to time (and unless Custodian gives it Proper Instructions to do otherwise) make for the account of Custodian the transfers of funds and deliveries of securities which Customer is required to make pursuant to the Master Repurchase Agreement and shall receive for the account of Custodian the transfers of funds and deliveries of securities which the seller under the Master Repurchase Agreement is required to make pursuant thereto. Sub-Custodian shall make and receive all such transfers and deliveries pursuant to, and subject to the terms and conditions of, the Master Repurchase Agreement.
      5.2 Collateral. Sub-Custodian shall daily mark to market the securities purchased under the Master Repurchase Agreement and held in the Sub-Custody Account, and shall give to the seller thereunder any such notice as may be required thereby in connection with such mark-to-market.
      5.3 Events of Default. Sub-Custodian shall promptly notify Custodian of any event of default under the Master Repurchase
Agreement (as such term "event of default" is defined therein) of which it has actual knowledge.
      5.4 Master Repurchase Agreement. Sub-Custodian hereby acknowledges its receipt from Custodian of a copy of the Master Repurchase Agreement. Custodian shall provide Sub-Custodian, prior to the effectiveness thereof, with a copy of any amendment to the Master Repurchase Agreement.
                              ARTICLE VI
                     CONCERNING THE SUB-CUSTODIAN
      6.1 Standard of Care. Sub-Custodian shall be held to the exercise of reasonable care in carrying out its obligations under this Agreement, and shall be without liability to Custodian or Customer for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim which does not arise from willful misfeasance, bad faith or negligence on the part of Sub-Custodian. Sub-Custodian shall be entitled to rely on and may act upon advice of counsel in all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. In no event shall Sub-Custodian be liable for special, incidental or consequential damages, even if Sub-Custodian has been advised of the possibility of such damages, or be liable in any manner whatsoever for any action taken or omitted upon instructions from Custodian or any agent of Custodian.
      6.2 No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, Sub-Custodian shall not be responsible for the title, validity or genuineness of any assets or evidence of title thereto received or delivered by it or its agents.
      6.3 Express Duties Only. Sub-Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against Sub-Custodian. Sub-Custodian shall have no discretion whatsoever with respect to the management, disposition or investment of the Custody Account and is not a fiduciary to Custodian or Customer. In particular,
Sub-Custodian shall not be under any obligation at any time to monitor or to take any action with respect to compliance by Custodian or Customer with the 1940 Act, the provisions of Customer's articles of incorporation or by-laws, or Customer's investment objectives, policies and limitations as in effect from time to time.
                              ARTICLE VII
                            INDEMNIFICATION
      7.1 Indemnification. Custodian shall indemnify and hold harmless Sub-Custodian, any sub-custodian appointed pursuant to this Agreement and any nominee of any of them, from and against any loss, damages, cost, expense (including reasonable attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the Exchange Act of 1934, the 1940 Act, and any federal, state or foreign securities and/or banking laws) or claim arising directly or indirectly (a) from the fact that securities or other assets in the Sub-Custody Account are registered in the name of any such nominee, or (b) from any action or inaction by Sub-Custodian or such sub-custodian or nominee (i) at the request or direction of or in reliance on the advice of Custodian or any of its agents, or (ii) upon Proper Instructions, or (c) generally, from the Custodian's performance of its obligations under this Agreement, provided that Sub-Custodian, any such sub-custodian or any nominee of any of them shall not indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from willful misfeasance, bad faith or negligence on the part of Sub-Custodian or any such sub-custodian or nominee.
      7.2   Indemnity   to   be   Provided.   If   Custodian   requests
Sub-Custodian to take any action with respect to securities or other assets of Customer, which may, in the opinion of Sub-Custodian, result in Sub-Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, Sub-Custodian shall not be required to take such action until the Custodian shall have provided indemnity therefore to Sub-Custodian in an amount and form satisfactory to Sub-Custodian.
      7.3 Security. As security for payment in the event (i) the Customer requires the Sub-Custodian to advance cash or securities for any purpose, including the purchase or sale of securities, or (ii)
Sub-Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement (except such as may arise from its or its nominee's own negligent action, negligent failure to act, or willful misconduct), Customer hereby pledges to Sub-Custodian all securities, funds and other assets of every kind which are in the
Sub-Custody Account or otherwise held for Customer pursuant to this Agreement, and, in the event Customer fails to repay Sub-Custodian promptly, hereby grants to Sub-Custodian a lien, right of set-off and continuing security interest in such securities, funds and other assets.
                             ARTICLE VIII
                             FORCE MAJEURE
      Sub-Custodian shall not be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failure; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; actions by any governmental authority, de jure or de facto; or inability to obtain labor, material, equipment or transportation.
                              ARTICLE IX
                    REPRESENTATIONS AND WARRANTIES
      Each of Customer, Custodian and Sub-Custodian represents and warrants for itself that (a) it has all necessary power and authority to perform its obligations thereunder, (b) the execution and delivery by it of this Agreement, and the performance by it of its obligations hereunder, have been duly authorized by all necessary action, corporate or otherwise, and will not violate any law, regulation, charter, by-law, or other instrument, restriction or provision applicable to it or by which it or its assets may be bound, and (c) this Agreement constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

                               ARTICLE X
                     COMPENSATION OF SUB-CUSTODIAN
      Custodian shall pay Sub-Custodian such fees and charges as are set forth in Schedule B hereto, as such Schedule B may be revised by agreement between the parties hereto from time to time. Any annual fee payable by Custodian and any transaction charges payable by Custodian, shall be paid monthly by invoice, due and payable within 30 days after delivery to Custodian. Out-of-pocket expenses incurred by Sub-Custodian in the performance of its services hereunder, and all other proper charges and disbursements of the Sub-Custody Account, shall be payable by Custodian and shall be paid by invoice, due and payable within 30 days after delivery to Custodian.
                              ARTICLE XI
                                 TAXES
      Any and all taxes, including any interest and penalties with respect thereto, which may be levied or assessed under present or future laws or in respect of the Sub-Custody Account or any income thereof shall be charged to the Sub-Custody Account by Sub-Custodian and paid therefrom.
                              ARTICLE XII
                      AUTHORIZED PERSONS; NOTICES
      12.1 Authorized Persons. Sub-Custodian may rely upon and act in accordance with any notice, confirmation, instruction or other communication which is reasonably believed by Sub-Custodian to have been given or signed on behalf of Custodian by one of the persons designated by Custodian in Schedule A hereto (each such person, an "Authorized Person") is it may from time to time be revised.
Custodian may revise Schedule B hereto at any time by notice in writing to Sub-Custodian given in accordance with Section 12.3 below, but no revision of Schedule B hereto shall be effective until Sub-Custodian actually receives such notice.
      12.2 Oral Instructions. Sub-Custodian may accept instructions orally communicated provided that such oral instructions are reasonably believed by it to have been given on behalf of Custodian by an Authorized Person. If a written instruction confirming an oral instruction is not transaction authorized by such oral instruction or the authorization of Custodian to effect such transaction. To the extent such oral instruction varies from any written confirming instruction, Sub-Custodian shall advise Custodian of such variance but unless a confirming written instruction is timely received, such oral instruction shall govern.
      12.3 Addresses for Notices. Unless otherwise specified herein, all demands, notices, instructions, and other communications to be given hereunder shall be sent, delivered or given to the recipient at the address, or the relevant telephone number, set forth after its name hereinbelow:
            To Customer:
            MARSHALL FUNDS, INC.
            1000 North Water Street
            Milwaukee, Wisconsin  53202
            Attention:  John M. Blaser, President
            Telephone:  (414) 287-8658
            Facsimile:  (414) 287-8730

            With a copy to:
            MARSHALL FUNDS, INC.
            1000 North Water Street
            Milwaukee, Wisconsin  53202
            Attention:  Brooke J. Billick, Secretary
            Telephone:  (414) 287-8609
            Facsimile:  (414) 287-7025

            To Custodian:
            MARSHALL & ILSLEY TRUST COMPANY
            1000 North Water Street
            Milwaukee, Wisconsin  53202
            Attention:   Paul  H.  Ewig,   Vice   President  and  Chief
            Financial Officer
            Telephone:  (414) 287-7268
            Facsimile:  (414) 287-8710

            With a copy to:
            MARSHALL & ILSLEY TRUST COMPANY
            1000 North Water Street
            Milwaukee, Wisconsin  53202
            Attention:   Brooke  J.   Billick,   Vice   President   and
            Securities Counsel
            Telephone:  (414) 287-8609
            Facsimile:  (414) 287-7025

            To Sub-Custodian:
            CUSTODIAN TRUST COMPANY
            101 Carnegie Center
            Princeton, NJ  08540-6231
            Attention:  Vice President - Trust Operations
            Telephone:  (609) 951-2300
            Facsimile:  (609) 951-2327

or at such other address or telephone number as either party shall have provided to the other by notice given in accordance with this
Section  12.3.  Writing  shall  include  transmissions  by  or  through teletype, facsimile, central processing unit connection, on-line terminal and magnetic tape.
      12.4 Remote Clearance. Written Instructions for the receipt, delivery or transfer of securities may include, and Sub-Custodian shall accept, Remote Clearance Instructions (as defined hereinbelow) and Bulk Input Instructions (as defined hereinbelow), provided that such Instructions are given in accordance with the procedures prescribed by Sub-Custodian from time to time as to content of instructions and their manner and timeliness of delivery by Custodian. Sub-Custodian shall be entitled to conclusively assume that all Remote Clearance Instructions and Bulk Input Instructions have been given by an Authorized Person, and Sub-Custodian is hereby irrevocably authorized to act in accordance therewith. For purposes of this Agreement, "Remote Clearance Instructions" means instructions that are input directly via a remote terminal which is located on the premises of Custodian and linked to Custodian; and "Bulk Input
Instructions" means instructions that are input by bulk input computer take delivered to Sub-Custodian by messenger or transmitted to it via such transmission mechanism as Custodian and Sub-Custodian shall from time to time agree upon.
                             ARTICLE XIII
                              TERMINATION
      This Agreement may be terminated at any time by Custodian or Sub-Custodian upon seven days' written notice to the other party, in which event the assets then held by Sub-Custodian shall be disposed of as the Custodian shall direct in writing, and Sub-Custodian shall have no further responsibility for the Account.
                              ARTICLE XIV
                             MISCELLANEOUS
      14.1  Business Days.  Nothing  contained in this Agreement  shall
            -------------
require Custodian to perform any function or duty on a day other than a Business Day.
      14.2  Governing  Law.  This  Agreement  shall be  governed by and
            --------------
construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof.
      14.3  Securities   Intermediary.   Custodian's   jurisdiction  as
            -------------------------
securities intermediary shall, for the purposes of the New York Uniform Commercial Code, be the State of New York.
      14.4  References   to   Sub-Custodian.    Custodian   shall   not
circulate,  and shall not permit  Custodian  to  circulate  any printed matter which contains any reference to Sub-Custodian without the prior written approval of Sub-Custodian, excepting printed matter contained in the prospectus or statement of additional information of Customer and such other printed matter as merely identifies Sub-Custodian as sub-custodian for certain assets of Customer. Custodian shall submit printed matter requiring approval to Sub-Custodian in draft form, allowing sufficient time for review by Sub-Custodian and its counsel prior to any deadline for printing.
      14.5  No  Waiver.   No  failure   by  either   party   hereto  to
exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.
      14.6 Amendments. This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.
      14.7 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.
      14.8 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.
      14.9 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party hereto. Any purported assignment in violation of this Section 14.9 shall be void.
      14.10 Jurisdiction. Any suit, action or proceeding with respect to this Agreement may be brought in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, and the parties hereto hereby submit to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding, and hereby waive for such purpose and other preferential jurisdiction by reason of their present or future domicile or otherwise.
      14.11 Headings. The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.


      IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

MARSHALL & ILSLEY TRUST COMPANY           CUSTODIAL TRUST COMPANY

By:  /s/ Brooke J. Billick                By:    /s/    Ronald    D.
   ---------------------------------         --------------------------
(illegible)
------------------------------------
Title:  Vice President                    Title:  President

By:  /s/ Paul H. Ewig
   ---------------------------------
Title:  Vice President

MARSHALL FUNDS, INC.

By:  /s/ John M. Blaser
   ---------------------------------
Title:  President

                              SCHEDULE A

                   Signatures of Authorized Persons


      Set forth  below are the names  and  specimen  signatures  of the
persons   authorized  by  Marshall  &  Ilsley  Trust  Company  to  give instructions both oral and written to Sub-Custodian.


NAME                                SIGNATURE


John M. Blaser                      /s/ John M. Blaser
                                    ------------------------------

David W. Schulz                     /s/ David W. Schulz
                                    ------------------------------

Paul H. Ewig                        /s/ Paul H. Ewig
                                    ------------------------------

Wayne M. Klomstad                   /s/ Wayne M. Klomstad
                                    ------------------------------


                              SCHEDULE B

                           Fees and Charges


Custodian shall pay Sub-Custodian $25,000 per annum for services rendered under this Agreement, such fee to be paid pro rata each month as provided in Article X of this Agreement.